SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting material Pursuant to Rule 14a-12

Newell Brands Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

On March 19, 2018, Michael Polk, the Chief Executive Officer of Newell Brands Inc. (the “Company”) emailed all employees of the Company announcing the Company’s entry into an agreement with Carl Icahn and certain of his affiliates. Mr. Polk’s email also announced the appointment of Patrick Campbell, Brett Icahn, Andrew Langham and Courtney Mather to the Board of Directors of the Company. A copy of the email sent to employees is attached as Exhibit 1.

Exhibit 1

From: Employee Communications

Date: March 19, 2018 at 11:00:13 AM EDT

To: All Employees Globally

Subject: A Message From Michael Polk

Michael B. Polk Chief Executive Officer

March 19, 2018

Colleagues,

I am writing to announce that four new independent directors have joined the Newell Brands’ Board of Directors: Patrick Campbell, Brett Icahn, Andrew Langham and Courtney Mather, with Patrick Campbell elected to serve as the new Chairman of the Board. These new Directors will serve alongside James Craigie, Debra Crew, Steven Strobel, Michael Todman and me on the Newell Brands Board of Directors. Patrick, Brett, Andrew and Courtney bring extensive operational, finance and industry experience. Their skills and perspectives will complement the expertise and talent of our existing Board.

Additionally, I am pleased to share that the company has entered into a cooperation agreement with Carl Icahn, one of our leading shareholders. Mr. Icahn has agreed to vote for all of our Board of Director nominees standing for election at the upcoming Annual Meeting. This is a significant favorable development in the ongoing Proxy Contest. Importantly, Mr. Icahn has advocated for an expanded transformation plan which the company and Board of Directors have embraced. This strategy will make the company simpler, faster and stronger, and will deliver accelerated returns to shareholders. You can find a copy of the press release on our external website.

As we welcome our new Board members, I’d also like to take a moment to extend our thanks and well-wishes to our Directors who have agreed to step down from the Board as we head into the 2018 Annual Meeting. Mike Cowhig, Scott Cowen, Tom Clarke and Ray Viault have been steadfast and energetic supporters of the company, our business strategy and our accelerated transformation plan. I have learned a lot from these great leaders, and as a team we are stronger for having had the benefit of their wisdom and counsel.

There will likely be continued interest in our company as a result of the ongoing Proxy Contest. If you receive any inquiries from the media, analysts, investors or other third parties, please forward them to Nancy O’Donnell, Senior Vice President, Investor Relations and Corporate Communications, or Michael Sinatra, Director, External Communications. If you have questions, contact Beth Stellato, Director, Corporate Communications.

Thank you for your hard work and unwavering commitment to Newell Brands and our shareholders, customers and consumers.

Sincerely,

/s/ Michael Polk

Additional Information

In connection with Newell Brands’ 2018 Annual Meeting of Shareholders, Newell Brands will file with the U.S. Securities and Exchange Commission (the “SEC”) and mail to the shareholders of record entitled to vote at the 2018 Annual Meeting a definitive proxy statement and other documents, including a WHITE proxy card. SHAREHOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS WHEN FILED WITH THE SEC AND WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. When filed with the SEC, the definitive proxy statement and WHITE proxy card will also be mailed to shareholders of record. Investors and other interested parties will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, or from Newell Brands at its website, www.newellbrands.com, or through a request in writing sent to Newell Brands at 221 River Street, Hoboken, New Jersey, 07030, Attention: General Counsel.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the 2018 Annual Meeting. The participants in the solicitation of proxies in connection with the 2018 Annual Meeting are currently anticipated to be the Company, Patrick D. Campbell, James R. Craigie, Debra A. Crew, Brett Icahn, Carl Icahn, Andrew Langham, Courtney R. Mather, Michael B. Polk, Judith A. Sprieser, Steven J. Strobel, Michael A. Todman, Ralph Nicoletti, Mark S. Tarchetti, William A. Burke, Bradford Turner, Nancy O’Donnell and Sofya Tsinis.

As of the date hereof, Mr. Craigie beneficially owns 3,175 shares of common stock of the Company, par value $1.00 (the “Common Stock”), which includes 1,594 shares held in trusts, 797 shares each, for the benefit of Mr. Craigie’s children. Ms. Crew beneficially owns 30 shares of Common Stock. Mr. Brett Icahn beneficially owns 500,000 shares of Common Stock, 250,000 of which he beneficially owns through a charitable foundation. Mr. Carl Icahn beneficially owns 33,293,013 shares of Common Stock, as described in a Schedule 13D filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2018. Mr. Polk beneficially owns 1,353,392 shares of Common Stock, which includes 225,872 shares of Common Stock issuable pursuant to stock options and RSUs currently exercisable or exercisable or vesting within 60 days and includes 332,925 shares held in grantor retained annuity trusts for the benefit of Mr. Polk’s children and 47,303 shares held in trust by Mr. Polk’s wife. Mr. Strobel beneficially owns 50,707 shares of Common Stock. Mr. Todman beneficially owns 54,949 shares of Common Stock. Mr. Nicoletti beneficially owns 14,788 shares of Common Stock, which includes 25 shares held in a revocable trust by Mr. Nicoletti’s wife, 193 shares in an IRA and 14,570 held in a revocable trust. Mr. Tarchetti beneficially owns 260,949 shares of Common Stock. Mr. Burke beneficially owns 175,046 shares of Common Stock. Mr. Turner beneficially owns 14,134 shares of Common Stock. Ms. O’Donnell beneficially owns 6,855 shares of Common Stock. As of the date hereof, Messrs. Campbell, Langham and Mather, Ms. Sprieser and Ms. Tsinis do not beneficially own any shares of Common Stock.

Certain information concerning these participants is also set forth in the Company’s definitive proxy statement, dated March 30, 2017, for its 2017 annual meeting of shareholders as filed with the SEC on Schedule 14A and the Company’s Current Reports, dated August 24, 2017, January 21, 2018, February 16, 2018, February 22, 2018 and March 19, 2018, as filed with the SEC on Form 8-K. Additional information regarding the interests of these participants in the solicitation of proxies in respect of the 2018 Annual Meeting and other relevant materials will be filed with the SEC when they become available.

Caution Concerning Forward-Looking Statements

Statements in this letter , other than those of historical fact, particularly those anticipating future financial performance, business prospects, growth, operating strategies and similar matters, are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and other federal securities laws. These statements generally can be identified by the use of words such as “intend,” “anticipate,” “believe,” “estimate,” “project,” “target,” “plan,” “expect,” “will,” “should,” “would” or similar statements. The Company cautions that forward-looking statements are not guarantees because there are inherent difficulties in predicting future results. In addition, there are no assurances that the Company will complete any or all of the potential transactions, and other initiatives referenced in this release. Actual results may differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to:

•	uncertainties regarding future actions that may be taken by Starboard Value LP (together with its affiliates, “Starboard”) in furtherance of its stated intention to nominate director candidates for election at Newell Brands’ 2018 Annual Meeting;

•	potential operational disruption caused by Starboard’s actions that may make it more difficult to maintain relationships with customers, employees or suppliers;

•	the Company’s dependence on the strength of retail, commercial and industrial sectors of the economy in various parts of the world;

•	competition with other manufacturers and distributors of consumer products;

•	major retailers’ strong bargaining power and consolidation of the Company’s customers;

•	the Company’s ability to improve productivity, reduce complexity and streamline operations;

•	the Company’s ability to develop innovative new products, to develop, maintain and strengthen end-user brands and to realize the benefits of increased advertising and promotion spend;

•	risks related to the Company’s substantial indebtedness, potential increases in interest rates or changes in the Company’s credit ratings;

•	the Company’s ability to effectively accelerate its transformation plan and explore and execute its strategic options;

•	the Company’s ability to complete planned acquisitions and divestitures, to integrate Jarden and other acquisitions and unexpected costs or expenses associated with acquisitions or dispositions;

•	changes in the prices of raw materials and sourced products and the Company’s ability to obtain raw materials and sourced products in a timely manner;

•	the risks inherent to the Company’s foreign operations, including currency fluctuations, exchange controls and pricing restrictions;

•	a failure of one of the Company’s key information technology systems or related controls;

•	future events that could adversely affect the value of the Company’s assets and require impairment charges;

•	the impact of United States or foreign regulations on the Company’s operations, including environmental remediation costs;

•	the potential inability to attract, retain and motivate key employees;

•	the resolution of tax contingencies resulting in additional tax liabilities;

•	product liability, product recalls or related regulatory actions;

•	the Company’s ability to protect its intellectual property rights;

•	significant increases in the funding obligations related to the Company’s pension plans; and

•	other factors listed from time to time in the Company’s filings with the SEC including, but not limited to, the Company’s most recent Annual Report on Form 10-K.

The information contained in this letter is as of the date indicated. The Company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments.